Exhibit 99.1

NEWS RELEASE

Sonangol and Cobalt Announce US$1.75 Billion Transaction

HOUSTON, TX — August 24, 2015 (BUSINESS WIRE) — The Angolan National Concessionaire Sociedade Nacional de Combustíveis de Angola — Empresa Pública (“Sonangol”) and Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced the signing of a Sale and Purchase Agreement for Sonangol to acquire all of Cobalt’s 40% participating interest in Blocks 21/09 and 20/11 offshore Angola (the “Blocks”) for $1.75 billion with an effective date of January 1, 2015. This transaction is subject to customary Angolan government approvals which are expected prior to the end of the year.

The Sale and Purchase Agreement provides for a smooth transition to a new operator and underscores the parties’ commitment to attain the final investment decision for the Cameia development in Block 21/09 by year end 2015 in order to deliver first oil from Cameia in 2018.  Notwithstanding Cobalt’s continuing as operator for an interim period, all costs going forward will be borne by Sonangol.

Commenting on the transaction, Mr. Francisco Lemos José Maria, Chairman and Chief Executive Officer of Sonangol said, “Over the past seven years, Cobalt International Energy has had outstanding exploration success in Angola’s pre-salt, which will accrue considerable prosperity to the Angolan people over coming generations. We are thankful and appreciative of their efforts and dedication to the task and wish them well in their future endeavors in the global industry.”

“We are proud of the tremendous success that our partnership with Sonangol has achieved in opening the pre-salt play in the Kwanza Basin with five significant discoveries and a deep portfolio of exploration prospects,” said Joseph H. Bryant, Cobalt’s Chairman and Chief Executive Officer.  “We remain committed to continuing our joint efforts with Sonangol to move the Cameia development project to sanction by year end.”

For more information about this announcement, see the Cobalt-Sonangol Kwanza Basin Transaction Presentation, which can be found on Cobalt’s website at www.cobaltintl.com in the Investor Center-Publications & Presentations section.

About Cobalt

Cobalt International Energy, Inc. is a publicly traded independent exploration and production company active in deepwater basins in offshore North America and West Africa. Cobalt was formed in 2005 and is headquartered in Houston, Texas.  Cobalt is committed to communicating its performance and actions to promote sustainable corporate social responsibility in a comprehensive, transparent and tangible manner.  To learn more about Cobalt’s commitment to responsible business practices, see Cobalt’s 2014 Corporate Social Responsibility Report, which can be found on Cobalt’s website at http://www.cobaltintl.com/responsibility.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations: Rob Cordray Director, Investor Relations +1 (713) 579-9126	Media Relations: Lynne L. Hackedorn Vice President, Government and Public Affairs +1 (713) 579-9115